Exhibit 99.1

Jamf Announces First Quarter 2022 Financial Results
•Q1 total revenue year-over-year growth of 34% to $108.3 million
•ARR year-over-year growth of 42% to $436.5 million as of March 31, 2022
•Cash flow provided by operations of $58.2 million for the TTM ended March 31, 2022, or 15% of TTM total revenue; unlevered free cash flow of $61.9 million, or 16% of TTM total revenue
MINNEAPOLIS, MN – May 10, 2022 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its first quarter ended March 31, 2022.
“Our first quarter results again reflect consistently strong and balanced growth across our business despite tough comparables due to the education buying surge that lasted through Q1 of 2021,” said Dean Hager, CEO of Jamf. “With continued demand for Apple, a healthier balance between commercial and education markets, and the only comprehensive platform that delivers robust capabilities across management and security, Jamf is poised to continue delivering on expectations and leading the way with Apple in the enterprise.”

First Quarter 2022 Financial Highlights
•ARR: ARR increase of 42% year-over-year to $436.5 million as of March 31, 2022.
•Revenue: Total revenue of $108.3 million, an increase of 34% year-over-year.
•Gross Profit: GAAP gross profit of $80.0 million, or 74% of total revenue, compared to $63.5 million in the first quarter of 2021. Non-GAAP gross profit of $87.5 million, or 81% of total revenue, compared to $66.6 million in the first quarter of 2021.
•Operating Loss/Income: GAAP operating loss of $23.7 million, or (22)% of total revenue, compared to $4.2 million in the first quarter of 2021. Non-GAAP operating income of $5.8 million, or 5% of total revenue, compared to $7.8 million in the first quarter of 2021.
•Cash Flow: Cash flow provided by operations of $58.2 million for the TTM ended March 31, 2022, or 15% of TTM total revenue, compared to $64.1 million for the TTM ended March 31, 2021. Unlevered free cash flow of $61.9 million for the TTM ended March 31, 2022, or 16% of TTM total revenue, compared to $69.1 million for the TTM ended March 31, 2021.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.

“The foundation of these strong results lies in the quality of our revenues and disciplined investing to drive margins, allowing Jamf to exceed a Rule of 50,” said Jill Putman, CFO. “This balanced approach to growth and margins, combined with our loyal customer base, award-winning company culture and continued demand for Apple, uniquely position Jamf for continued success.”

Recent Business Highlights
•Ended the first quarter serving more than 62,000 customers with more than 27.3 million devices on our platform.
•Hosted a Spring Jamf Customer Event, showcasing a number of new offerings developed to help organizations deliver an enterprise-secure, consumer-simple environment that protects personal privacy.
•Launched Jamf Fundamentals, a new plan to help growing small-midsized business manage and secure their devices.
•Rolled out our new BYOD offering, helping organizations manage and secure personally-owned devices that employees bring to work while upholding employees’ personal privacy.
•Revolutionized Application Lifecycle Management with the launch of App Installers, which streamlines deployment of apps and automatically keeps them up-to-date.
•Unveiled holistic endpoint security platform that delivers new network security capabilities for macOS, making Jamf the only provider that manages and secures the Apple-first enterprise.
•Announced same-day support for Apple’s Spring operating system updates.
•Appointed Michelle Bucaria as Chief People Officer, as the company continues its rapid global expansion and cultivates its award-winning culture.
•Named as one of the Fortune 100 Best Companies to Work For® by Great Place to Work®.
Financial Outlook
For the second quarter of 2022, Jamf currently expects:
•Total revenue of $112 to $114 million
•Non-GAAP operating income of $2 to $3 million
For the full year 2022, Jamf currently expects:
•Total revenue of $472 to $477 million
•Non-GAAP operating income of $19 to $22 million
To assist with modeling, for the second quarter of 2022 and full year 2022, amortization is expected to be approximately $12.3 million and $47.9 million, respectively. In addition, for the second quarter of 2022 and full year 2022, stock-based compensation and related payroll taxes is expected to be approximately $56.1 million and $119.4 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of non-GAAP operating income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, offering costs, amortization and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated non-GAAP operating income.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on May 10, 2022. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The live webcast of Jamf’s earnings conference call can be accessed at ir.jamf.com, along with the earnings press release, financial tables, earnings presentation and investor presentation. A telephonic replay of the conference call will be available through May 17, 2022. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 5262389#.

Please note that Jamf uses its https://ir.jamf.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP income before income taxes, non-GAAP provision for income taxes as it relates to the calculation of non-GAAP net income, non-GAAP net income, unlevered free cash flow, and unlevered free cash flow margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, offering costs, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal settlement, loss on extinguishment of debt and amortization of debt issuance costs. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and include statements regarding our future financial and operating performance (including our financial outlook for future reporting periods). You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, among others: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to meet service-level commitments under our subscription agreements; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with acquisitions and divestitures (such as our recent acquisition of Wandera); our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; the risks associated with sales to new and existing enterprise customers; our ability to develop and expand our marketing and sales capabilities; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; the risks associated with our use of open source software in our products; risks associated with our indebtedness; and risks associated with global events (such as Russia’s invasion of Ukraine and related sanctions).

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf
Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$164,595	$177,150
Trade accounts receivable, net of allowances of $492 and $391	81,121	79,143
Income taxes receivable	287	608
Deferred contract costs	14,142	12,904
Prepaid expenses	19,616	17,581
Other current assets	4,318	4,212
Total current assets	284,079	291,598
Equipment and leasehold improvements, net	18,237	18,045
Goodwill	841,984	845,734
Other intangible assets, net	251,072	264,593
Deferred contract costs, non-current	31,793	29,842
Other assets	39,159	30,608
Total assets	$1,466,324	$1,480,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,808	$9,306
Accrued liabilities	45,558	54,022
Income taxes payable	376	167
Deferred revenues	234,389	223,031
Total current liabilities	289,131	286,526
Deferred revenues, non-current	58,110	59,097
Deferred tax liability, net	8,097	8,700
Convertible senior notes, net	362,648	362,031
Other liabilities	26,417	25,640
Total liabilities	744,403	741,994
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	119	119
Additional paid-in capital	930,788	913,581
Accumulated other comprehensive loss	(15,949)	(7,866)
Accumulated deficit	(193,037)	(167,408)
Total stockholders’ equity	721,921	738,426
Total liabilities and stockholders’ equity	$1,466,324	$1,480,420

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription	$102,201	$74,482
Services	3,944	4,003
License	2,113	2,242
Total revenue	108,258	80,727
Cost of revenue:
Cost of subscription(1)(3)(4) (exclusive of amortization expense shown below)	19,902	12,014
Cost of services(1)(3) (exclusive of amortization expense shown below)	3,107	2,465
Amortization expense	5,218	2,777
Total cost of revenue	28,227	17,256
Gross profit	80,031	63,471
Operating expenses:
Sales and marketing(1)(2)(3)(4)	46,325	30,167
Research and development(1)(2)(3)(4)	24,802	15,626
General and administrative(1)(2)(3)(4)	25,612	16,244
Amortization expense	7,029	5,627
Total operating expenses	103,768	67,664
Loss from operations	(23,737)	(4,193)
Interest expense, net	(859)	(55)
Foreign currency transaction loss	(781)	(218)
Loss before income tax provision	(25,377)	(4,466)
Income tax provision	(252)	(123)
Net loss	$(25,629)	$(4,589)
Net loss per share, basic and diluted	$(0.21)	$(0.04)
Weighted‑average shares used to compute net loss per share, basic and diluted	119,594,341	117,386,322
(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$1,955	$324
Services	304	77
Sales and marketing	5,859	842
Research and development	3,859	778
General and administrative	4,033	811
	$16,010	$2,832

(2) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Sales and marketing	$12	$87
Research and development	27	93
General and administrative	97	215
	$136	$395
(3) Includes depreciation expense as follows:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$320	$263
Services	45	43
Sales and marketing	684	574
Research and development	359	305
General and administrative	238	195
	$1,646	$1,380
(4) Includes acquisition-related expense as follows:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cost of revenue:
Subscription	$38	$—
Sales and marketing	7	—
Research and development	263	—
General and administrative	793	110
	$1,101	$110
General and administrative also includes acquisition-related earnout of $0.1 million and $0.3 million for the three months ended March 31, 2022 and 2021, respectively. The acquisition-related earnout was an expense for both the three months ended March 31, 2022 and 2021 reflecting the increase in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(25,629)	$(4,589)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization expense	13,893	9,784
Amortization of deferred contract costs	3,755	2,700
Amortization of debt issuance costs	679	69
Non-cash lease expense	1,291	1,267
Provision for credit losses and returns	128	159
Share‑based compensation	16,010	2,832
Deferred tax benefit	(468)	(613)
Adjustment to contingent consideration	88	300
Other	725	201
Changes in operating assets and liabilities:
Trade accounts receivable	(2,190)	(7,066)
Income tax receivable/payable	533	376
Prepaid expenses and other assets	(3,668)	(3,317)
Deferred contract costs	(6,952)	(5,065)
Accounts payable	(413)	(1,191)
Accrued liabilities	(11,250)	(7,683)
Deferred revenue	10,478	15,913
Other liabilities	—	(54)
Net cash (used in) provided by operating activities	(2,990)	4,023
Cash flows from investing activities
Acquisitions, net of cash acquired	(4,023)	(3,041)
Purchases of equipment and leasehold improvements	(1,964)	(3,290)
Proceeds from sale of equipment and leasehold improvements	8	12
Net cash used in investing activities	(5,979)	(6,319)
Cash flows from financing activities
Debt issuance costs	(50)	—
Cash paid for contingent consideration	(4,588)	—
Proceeds from the exercise of stock options	1,197	4,019
Net cash (used in) provided by financing activities	(3,441)	4,019
Effect of exchange rate changes on cash and cash equivalents	(145)	(401)
Net (decrease) increase in cash and cash equivalents	(12,555)	1,322
Cash and cash equivalents, beginning of period	177,150	194,868
Cash and cash equivalents, end of period	$164,595	$196,190

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
SaaS subscription and support and maintenance	$96,350	$66,776
On‑premise subscription	5,851	7,706
Subscription revenue	102,201	74,482
Professional services	3,944	4,003
Perpetual licenses	2,113	2,242
Non‑subscription revenue	6,057	6,245
Total revenue	$108,258	$80,727

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses	$103,768	$67,664
Amortization expense	(7,029)	(5,627)
Stock-based compensation	(13,751)	(2,431)
Acquisition-related expense	(1,063)	(110)
Acquisition-related earnout	(88)	(300)
Payroll taxes related to stock-based compensation	(136)	(395)
Non-GAAP operating expenses	$81,701	$58,801

	Three Months Ended March 31,
	2022	2021
Gross profit	$80,031	$63,471
Amortization expense	5,218	2,777
Stock-based compensation	2,259	401
Acquisition-related expense	38	—
Non-GAAP gross profit	$87,546	$66,649
Gross profit margin	74%	79%
Non-GAAP gross profit margin	81%	83%

	Three Months Ended March 31,
	2022	2021
Operating loss	$(23,737)	$(4,193)
Amortization expense	12,247	8,404
Stock-based compensation	16,010	2,832
Acquisition-related expense	1,101	110
Acquisition-related earnout	88	300
Payroll taxes related to stock-based compensation	136	395
Non-GAAP operating income	$5,845	$7,848
Operating loss margin	(22)%	(5)%
Non-GAAP operating income margin	5%	10%

	New Method		Prior Method
	Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021
Net loss	$(25,629)	$(4,589)	$(25,629)	$(4,589)
Exclude: Income tax provision	(252)	(123)	(252)	(123)
Loss before income tax provision	(25,377)	(4,466)	(25,377)	(4,466)
Amortization expense	12,247	8,404	12,247	8,404
Stock-based compensation	16,010	2,832	16,010	2,832
Foreign currency transaction loss	781	218	781	218
Amortization of debt issuance costs	679	—	679	—
Acquisition-related expense	1,101	110	1,101	110
Acquisition-related earnout	88	300	88	300
Payroll taxes related to stock-based compensation	136	395	136	395
Non-GAAP income before income taxes	5,665	7,793	5,665	7,793
Non-GAAP provision for income taxes (1)	(1,360)	(1,870)	(46)	(73)
Non-GAAP net income	$4,305	$5,923	$5,619	$7,720
Net loss per share:
Basic	$(0.21)	$(0.04)	$(0.21)	$(0.04)
Diluted	$(0.21)	$(0.04)	$(0.21)	$(0.04)
Weighted‑average shares used in computing net loss per share:
Basic	119,594,341	117,386,322	119,594,341	117,386,322
Diluted	119,594,341	117,386,322	119,594,341	117,386,322
Non-GAAP net income per share:
Basic	$0.04	$0.05	$0.05	$0.07
Diluted	$0.03	$0.05	$0.04	$0.06
Weighted-average shares used in computing non-GAAP net income per share:
Basic	119,594,341	117,386,322	119,594,341	117,386,322
Diluted	129,620,460	120,458,105	129,620,460	120,458,105
(1) Beginning in the first quarter of 2022, Jamf changed its method of calculating its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretation on a retroactive basis. In order to assist investors to better understand the change, Jamf is providing the calculations under its prior method and the new method. Under the new method, Jamf’s blended U.S. statutory rate of 24% is used as an estimate for the current and deferred income tax expense associated with our non-GAAP income before income taxes. Historically, Jamf has approximated the effective tax rate by taking into account the sizeable U.S. net operating loss carryforwards and tax credit carryforwards that have not been recorded where Jamf does not expect to record or pay tax for the foreseeable future.

	Three Months Ended March 31,			Years Ended December 31,
	2022	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(2,990)	$4,023	$(7,297)	$65,165	$52,801
Add:
Cash paid for interest	293	3	4,734	967	12,649
Cash paid for acquisition-related expense	960	61	1,600	5,039	5,200
Cash paid for legal settlement	—	—	—	5,000	—
Less:
Purchases of equipment and leasehold improvements	(1,964)	(3,290)	(1,039)	(9,755)	(4,368)
Unlevered free cash flow	$(3,701)	$797	$(2,002)	$66,416	$66,282
Total revenue	$108,258	$80,727	$60,053	$366,388	$269,132
Net cash (used in) provided by operating activities as a percentage of total revenue	(3)%	5%	(12)%	18%	20%
Unlevered free cash flow margin	(3)%	1%	(3)%	18%	25%

	Trailing Twelve Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$58,152	$64,121
Add:
Cash paid for interest	1,257	7,918
Cash paid for acquisition-related expense	5,938	3,661
Cash paid for legal settlement	5,000	—
Less:
Purchases of equipment and leasehold improvements	(8,429)	(6,619)
Unlevered free cash flow	$61,918	$69,081
Total revenue	$393,919	$289,806
Net cash provided by operating activities as a percentage of total revenue	15%	22%
Unlevered free cash flow margin	16%	24%